SHONEY'S, INC.
       Offer to Purchase for Cash and Solicitation of Consents
                         Relating to its
    LIQUID YIELD OPTION NOTES DUE 2004 (ZERO COUPON - SUBORDINATED)
                      CUSIP NO. 825039 AC 4


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THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 24, 2000,
UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF LYONS MUST TENDER THEIR LYONS ON OR PRIOR TO THE EXPIRATION DATE TO RECEIVE THE TENDER OFFER CONSIDERATION. THE CONSENT SOLICITATION WITH RESPECT TO THE LYONS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON ________________, 2000, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "LYONS CONSENT DEADLINE"). TO RECEIVE A CONSENT PAYMENT, HOLDERS OF LYONS MUST TENDER THEIR LYONS AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS (AND NOT HAVE REVOKED SUCH CONSENTS) AT OR PRIOR
TO THE LYONS CONSENT DEADLINE.
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                                                                 ______, 2000


TO OUR CLIENTS:

     Shoney's, Inc., a Tennessee corporation (the "Company"), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation Statement dated March 27, 2000 (as it may be supplemented or amended from time to time, the "Purchase Offer") and the related Letter of Transmittal and Consent (as it may be supplemented or amended from time to time, the "Letter of Transmittal and Consent," and, together with the Purchase Offer, the "Offer"), all of its outstanding Liquid Yield Option Notes (Zero Coupon - Subordinated) due 2004 (the "LYONs"). Enclosed for your consideration are copies of the Purchase Offer and Letter of Transmittal and Consent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Offer.

     In conjunction with the Offer, the Company also is soliciting consents (the "Solicitation") from holders of the LYONs (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount at maturity of the outstanding LYONs (the "Consents") to the proposed amendments described in the Purchase Offer (the "Proposed Amendments") to the Indenture dated as of April 1, 1989, between the Company and The Bank of New York, as successor to Sovran Bank/Central South, as trustee, pursuant to which the LYONs were issued (the "Indenture"). The Proposed Amendments would remove limitations on the ability of the Company to consolidate with or merge into, or to convey, transfer or lease all or substantially all its assets to, another person.

     This material is being forwarded to you as the beneficial owner of LYONs held by us for your account but not registered in your name. The accompanying Letter of Transmittal and Consent is furnished to you for informational purposes only and may not be used by you to tender LYONs held by us for your account. A tender of such LYONs may be made only by us as the registered Holder and only pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender and deliver a Consent with respect to the LYONs held by us for your account. If you wish to have us tender your LYONs (and deliver a corresponding Consent)




pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the next page. If you have previously tendered LYONs prior to the first distribution of definitive consent solicitation material for the LYONs and wish to deliver a consent with respect to such tendered LYONs, you also must instruct us by completing, executing and returning to us the instruction form that appears on the next page.

IMPORTANT: THE LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE LYONS AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE LYONS CONSENT DEADLINE IN ORDER FOR HOLDERS TO RECEIVE THE CONSENT PAYMENT. THE LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE LYONS AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY AND CONSENT, MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER FOR HOLDERS TO RECEIVE THE TENDER OFFER CONSIDERATION.





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
                               INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Shoney's, Inc. with respect to its Liquid Yield Option Notes Due 2004 (Zero Coupon -
Subordinated).

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT AT MATURITY OF LIQUID YIELD OPTION NOTES DUE 2004 (ZERO COUPON - SUBORDINATED) HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED (AND TO DELIVER A CORRESPONDING CONSENT) PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE OFFER AND CONSENT SOLICITATION STATEMENT DATED MARCH 27, 2000, AND THE RELATED LETTER OF TRANSMITTAL AND CONSENT.

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                                                                                     Principal
                                                                                     Amount at
                                                                                      Maturity
                                                                                   Tendered Prior
                                                                                       to the
                                                                                   Distribution of
                                                                  Principal          Definitive
                                                                  Amount at            Consent
                                                                Maturity to be      Solicitation
                                        Principal Amount at    Tendered and as      Material for
                                             Maturity             to which          LYONs and for
                                         Held for Account of   Consents are to     Which Consents
             Type                            Holder(s)            be Given*       are to be Given*
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Liquid Yield Option Notes Due 2004
(Zero Coupon - Subordinated of
Shoney's, Inc.
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*Unless otherwise indicated, the entire principal amount at maturity indicated in the box entitled
"Principal Amount at Maturity Held for Account of Holder(s)" will be tendered (and a Consent with respect thereto) will be given.  A tendering Holder is required to Consent to the Proposed
Amendments with respect to all LYONs tendered by such Holder, except for LYONs tendered prior to the first distribution of definitive consent solicitation material for the LYONs.
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                                          Signature(s)

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                                          Please print name(s)

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                                          Address

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                                          Zip Code

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                                          Area Code and Telephone No.

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                                          Tax Identification or Social
                                          Security No.

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                                          My Account Number with You

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                                          Date

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

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